Date:  August 9, 2004


Securities and Exchange Commission
Attention:  Securities Ownership Reports
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Authorization to Sign and File Securities Ownership Reports

To whom it may concern:

I, John H. Forsgren, hereby authorize the following officers and agents of Northeast Utilities to sign and file Form 144 and Forms 3, 4 and 5 on my behalf, via the EDGAR system or otherwise, to report proposed or actual changes in my beneficial ownership of securities of Northeast Utilities and its subsidiaries and to obtain required EDGAR access codes to facilitate such filings:

    Gregory B. Butler (Vice President, Secretary and General
    Counsel, Northeast Utilities)

    Jeffrey C. Miller (Assistant General Counsel of Northeast
    Utilities Service Company)

    O. Kay Comendul (Assistant Secretary, Northeast Utilities)

This authorization supersedes my prior authorization of September
11, 2002 and shall remain shall remain in effect until I notify you otherwise.

Very truly yours,


/s/ John H. Forsgren